UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Tower Place, Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 15, 2019, Achaogen, Inc. (the ‘Company’) filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code (the ‘Petition). The filing was made in the United States Bankruptcy Court for the District of Delaware (the ‘Court’) (Case No. 19-10844).

On April 17, 2019, the Company received notice from The Nasdaq Stock Market LLC (‘Nasdaq’) indicating that Nasdaq has determined that (i) the filing of the Petition and associated public interest concerns raised by it, (ii) concerns regarding the residual equity interest of the existing listed securities holders and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market collectively serve as a basis for delisting the Company’s securities from The Nasdaq Global Market in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM 5101-1, and that trading of the Company’s common stock will be suspended at the opening of business on April 26, 2019 unless the Company requests an appeal of this determination by April 24, 2019.  The Company will not appeal this determination and thus expects trading of its common stock to be suspended at the opening of business on April 26, 2019.

As previously disclosed, on April 11, 2019, the Company received a letter from Nasdaq indicating that the Company is not in compliance with Nasdaq Listing Rule 5450(b)(2)(A), as the Company’s market capitalization has fallen below the minimum market value of listed securities requirement of $50.0 million for the last 30 consecutive business days. In accordance with the Nasdaq Listing Rules, the Company was granted a period of 180 calendar days in which to regain compliance. The Company is also entitled to seek to transfer the listing of its securities from the Nasdaq Global Market to the Nasdaq Capital Market, to the extent the Company’s securities are eligible for listing on the Nasdaq Capital Market.

As previously disclosed, on April 2, 2019, the Company received a letter from Nasdaq indicating that the Company is not in compliance with Nasdaq Listing Rule 5450(a)(1), as the Company’s closing bid price for its common stock was below the $1.00 per share requirement for the last 30 consecutive business days. In accordance with the Nasdaq Listing Rules, the Company was granted a period of 180 calendar days in which to regain compliance.

Item 8.01. Other Events.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities is highly speculative and poses substantial risks during the pendency of the Chapter 11 case. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Additional Information Regarding the Chapter 11 Case

Additional information about the Chapter 11 case and structured sale process is available through the Company’s claims agent Kurtzman Carson Consultants LLC at www.kccllc.net/achaogen. Information contained on, or that can be accessed through, such web site or the Court’s web site is not part of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHAOGEN, INC.

Date: April 23, 2019	By:	/s/ Gary Loeb
Gary Loeb
General Counsel